UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 5, 2010
Date of Report (date of earliest event reported)

SENORX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33382	33-0787406
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 Morgan, Irvine, California 92618
(Address of principal executive offices)

(949) 362-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 8, 2010, SenoRx Inc. (“SenoRx”) announced that Chairman and Chief Executive Officer Lloyd H. Malchow is taking an indefinite medical leave of absence due to illness, and that John T. Buhler, President and Chief Operating Officer of SenoRx, will serve as acting Chief Executive Officer.  Mr. Malchow will continue to serve on SenoRx’s Board of Directors and will remain involved in major strategic decisions during his leave of absence. Mr. Malchow has been diagnosed with cancer and will undergo medical treatment during his leave of absence.  A copy of the press release announcing Mr. Malchow’s medical leave and Mr. Buhler’s appointment is furnished as Exhibit 99.1 to this Form 8-K and will be available on our website at www.senorx.com.

SenoRx’s Compensation Committee approved certain changes to Mr. Buhler’s salary.  Namely, Mr. Buhler will be paid an additional salary of $3,000 per month in connection with his appointment as acting Chief Executive Officer.  Such salary increase will be effective immediately and will continue until Mr. Buhler no longer serves as acting Chief Executive Officer.

SenoRx’s Compensation Committee also approved certain changes to Mr. Malchow’s outstanding stock options and restricted stock units (the “Awards”).  Namely, the Awards were amended to provide that such Awards will fully vest as of the date of Mr. Malchow’s death or disability (as such term is defined in the equity plans governing the Awards).  In addition, the Compensation Committee approved an amendment to the post-termination exercise period of the stock options (the “Options”) held by Mr. Malchow to provide that following a termination of Mr. Malchow’s service to SenoRx due to his death or disability, the last day to exercise any vested but unexercised portion of the Options will be the earlier of the date that is (i) three (3) years from the date of separation of service or (ii) the original expiration date of the Option.

The Compensation Committee’s rationale for making such salary increase and changes to the Awards at the present time are as follows:

●	Provide immediate and meaningful additional economic alignment of management incentives with the building of long-term stockholder value

●	Provide meaningful additional retention and incentives for key employees who are building the business and achieving key corporate goals

●	Achieve the average of total compensation targets established in our benchmarking of comparable companies

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of SenoRx, Inc. dated as of February 8, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENORX, INC.

Date: February 8, 2010	By:	/s/ Kevin J. Cousins
Kevin J. Cousins
Chief Financial Officer, Vice President, Finance

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